UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2019

12 RETECH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55915	38-3954047
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

515 E. Grant Street

Suite 150

Phoenix, Arizona 85004

(Address of principal executive offices, Zip Code)

(530) 539-4329

(Registrant’s telephone number, including area code)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	RETC	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

In order to promote the success and enhance the value of 12 ReTech Corporation and its subsidiaries by linking the personal interests of its employees and non-employee services providers to those of Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of its employees and non-employee services providers upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

Therefore, on December 17, 2019, The Board of Directors of 12 ReTech Corp., a Nevada corporation (the “Company”) asked for and received Majority Shareholder Written Consent (“Consent”) to implement the 12 ReTech Corporation 2019 Employee Stock Plan (“Plan”). The Consent was approved by a majority of 91.22% of the eligible votes.

The Plan reserves and makes available for grant, 500,000 shares of the Company’s Preferred Series A stock. These shares are deemed Restricted Stock and each Preferred Series A share shall be convertible to the Company’s common shares on a 1 Series A Preferred share to 20 common shares basis. Each Awarded share shall be valued at the converted value based on the closing common share price as of the day before the Award was granted.

The Board of Directors or a Committee appointed by the Board will have the authority to award grants as they deem appropriate.

The conversion of Series A Preferred Stock is available after the vesting period and subject to Rule 144 as promulgated by the United States Securities and Exchange Commission.

The powers, preferences and rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock are set forth in the Corporation’s Articles of Incorporation (as amended) and published in the Company’s SEC filings.

The 12 ReTech Corporation 2019 Employee Stock Plan is attached hereto and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description

3.1	12 ReTech Corporation 2019 Employee Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2019	12 RETECH CORPORATION

/s/ Angelo Ponzetta
	By:	Angelo Ponzetta
	Its:	Chief Executive Officer